Exhibit 16

Schedule of Performance Quotations

     The yield and effective yield for the seven-day period ended
September 30, 1998 for the Treasurers' Government Money Market Fund were calculated as follows.

Yield

5.26 = (.001008687/1) * (365/7)


Effective Yield

5.40 = [(.001008687 + 1)(365/7)] - 1